UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

SPORTSMAP TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40916	86-3938682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

 5353 WEST ALABAMA, SUITE 415

HOUSTON, texas 77056

(Address of principal executive offices and zip code)

(713) 479-5302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value and three-quarters of one redeemable warrant	SMAPU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	SMAP	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	SMAPW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 5, 2022, SportsMap Tech Acquisition Corp., a Delaware corporation (“SportsMap”), entered into an Business Combination Agreement (as amended, and as it may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SportsMap and Infrared Cameras Holdings, Inc., a Delaware corporation (“ICI”), and ICH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of SportsMap (“Merger Sub”). Upon consummation of the transactions contemplated by the Business Combination Agreement, Merger Sub will merge with and into ICI (the “Merger”) with ICI surviving the Merger as a wholly-owned subsidiary of SportsMap. The transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.”

On June 27, 2023, the parties to the Business Combination Agreement entered into Amendment No. 1 to the Business Combination Agreement (the “Amendment”) pursuant to which the parties agreed to extend the date by the the parties must consummate the Business Combination, or otherwise have the right to terminate the Business Combination Agreement, from June 30, 2023 to December 20, 2023, without any right of extension.

The foregoing descriptions of the Business Combination Agreement and the Amendment are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement and the Amendment, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1 and 2.2, respectively, and the terms of which are incorporated by reference herein.

Additional Information and Where to Find It

This Current Report relates to a proposed Business Combination transaction involving SportsMap and ICI. In connection with the proposed transaction, SportsMap initially filed a preliminary Proxy Statement on Schedule 14A with the SEC on May 10, 2023 (the “Proxy Statement”). SportsMap will also file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and securityholders of SportsMap are urged to read the definitive Proxy Statement, when available, and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. When available, stockholders will also be able to obtain a copy of the definitive Proxy Statement, without charge, by directing a request to: SportsMap Tech Acquisition Corp., 5353 West Alabama Suite 415, Houston, TX 77056. The preliminary and definitive Proxy Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

SportsMap, ICI and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described herein under the rules of the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement regarding the proposed transaction. Information about SportsMap’s directors and executive officers and their ownership of SportsMap common stock is set forth in SportsMap’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report does not constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Business Combination, dated as of December 5, 2022, by and among SportsMap, ICI and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2022).
2.2	Amendment No. 1 to Business Combination Agreement, dated June 27, 2023, by and among SportsMap, ICI and Merger Sub.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAP TECH ACQUISITION CORP.

Date: June 28, 2023	By:	/s/ David Gow
	Name:	David Gow
	Title:	Chief Executive Officer